Exhibit 4.8

No. of Warrant Shares:	Warrant No.

AMENDED AND RESTATED DETACHABLE WARRANT

to Purchase Securities of

Penthouse Media Group Inc.

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A SECURITY HOLDERS AGREEMENT DATED AS OF AUGUST 17, 2005, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS SECURITY.  NO TRANSFER OF THIS WARRANT OR THE SECURITIES ISSUABLE HEREUNDER WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

THIS IS TO CERTIFY THAT [                       ] (the “Initial Holder”), or any registered assign, is entitled to purchase from Penthouse Media Group Inc., a Nevada corporation (the “Company”), at any time and from time to time on or after August [   ,         ] (the “Commencement Date”) and

(a)

on or before the earlier of August 16, 2015 or the consummation of a Qualified IPO (the “Expiration Date”), with respect to [                    (        )] Warrant Shares, in whole or in part, at a purchase price per Warrant Share equal to (i) $[          ], with respect to [                    (        )]   of the Warrant Shares issuable hereunder and (ii) $0.00001, with respect to [                     (        )]   of the Warrant Shares issuable hereunder (in each case subject to adjustment as provided in Section 4 hereof, the applicable “Exercise Price”),

(b)

on or before the earlier of August 28, 2016 or the consummation of a Qualified IPO (the “Expiration Date”), with respect to [                    (        )]  Warrant Shares, in whole or in part, at a purchase price per Warrant Share equal to $0.00001 (subject to adjustment as provided in Section 4 hereof, the “Exercise Price”), and

(c)

on or before the earlier of December 6, 2017 or the consummation of a Qualified IPO (the “Expiration Date”), with respect to [                    (        )]  Warrant Shares, in whole or in part, at a purchase price per Warrant Share equal to $0.00001 (subject to adjustment as provided in Section 4 hereof, the “Exercise Price”), all on the terms and conditions provided in this Detachable Warrant (this “Warrant”).  This Warrant was issued in connection with the transactions contemplated by the Securities Purchase Agreement, dated August 17, 2005, by and among the Company and the other parties thereto, including the Initial Holder, was amended in connection with the transactions contemplated by the First Amendment to Securities Purchase Agreement, dated August 28, 2006, by and among the Company and the other parties thereto, including the Initial Holder, and is being further amended (i) in connection with the transactions contemplated by the Second Amendment and Limited Waiver for Acquisition and Related Transactions, dated December 6, 2007, by and among the Company and the other parties thereto, including the Initial Holder and (ii) to replace the Detachable Warrants No. [    ] and No. [    ]  issued to the Initial Holder in connection with the transactions contemplated by the Securities Purchase Agreement, dated August [   ,       ], by and among the Company and the other parties thereto, including the Initial Holder.

Section 1.

Certain Definitions.  As used in this Warrant, unless the context otherwise requires:

(a)

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued or issuable by the Company or deemed issued pursuant to Section 4(f)(ii), whether or not subsequently reacquired or retired by the Company, other than:  (i) shares of Common Stock issued or issuable upon the exercise of this Warrant; (B) shares of Common Stock (or options, warrants or rights therefor) issued or issuable to employees, officers or directors of, or contractors, consultants or advisers to, the Company pursuant to the Company’s equity incentive or benefits plans, any successor plan or other arrangements approved by the Board of Directors (such number of shares to be calculated net of any repurchases of such shares by the Company and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent Common Stock Event); and (C) shares of Common Stock issued or issuable in a Qualified IPO.

(b)

“Affiliate” of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with such Person.

(c)

The “Aggregate Consideration Received” by the Company for any issuance or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed as the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issuance or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the Fair Market Value of that property and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may reasonably be determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

(d)

“Assignment Form” shall have the meaning given in Section 3(a).

(e)

“Board of Directors” shall mean either the board of directors of the Company or any duly authorized committee of that board.

(f)

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

(g)

“Commencement Date” shall have the meaning given in the first paragraph of this Warrant.

(h)

“Commission” shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act.

(i)

“Common Stock” shall mean the Company’s authorized Common Stock, $0.01 par value per share, and any stock into which such Common Stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company issued to the holders of shares of Common Stock upon any reclassification thereof.

(j)

“Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock that are outstanding at the time in question plus (B) all shares of Common Stock that are issuable upon conversion or exercise of all Convertible Securities or Rights or Options that are outstanding at the time in question.

(k)

“Common Stock Event” shall have the meaning given in Section 4(a).

(l)

“Company” shall have the meaning given in the first paragraph of this Warrant.

(m)

“Conversion Stock” shall have the meaning set forth in Section 4(c).

(n)

“Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

(o)

The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold by the Company, and/or deemed to have been issued or sold by the Company under Section 4(f)(ii), into the Aggregate Consideration Received by the Company, or deemed to have been received by the Company under Section 4(f)(ii), for the issue of such Additional Shares of Common Stock.

(p)

The applicable “Exercise Price” shall have the meaning given in subparagraphs (a), (b) or (c) of the first paragraph of this Warrant, as applicable.

(q)

“Expiration Date” shall have the meaning given in subparagraphs (a), (b) or (c) of the first paragraph of this Warrant.

(r)

“Fair Market Value” of stock, a security or other property shall be determined as follows:

(i)

If such stock, security or other property is listed on any established stock exchange or a national market system, the Fair Market Value of such stock, security or other property will be (A) the closing sales price for such stock, security or other property (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in such stock, security or other property) on the last market trading day prior to the day of determination, or (B) any sales price for such stock, security or other property (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in such stock, security or other property) on the day of determination, as the Board of Directors may select, as reported in the Wall Street Journal or any other source the Board of Directors considers reliable.

(ii)

If such stock, security or other property is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of such stock, security or other property will be the mean between the high bid and low asked prices for such stock, security or other property on (A) the last market trading day prior to the day of determination, or (B) the day of determination, as the Board of Directors may select, as reported in the Wall Street Journal or any other source the Board of Directors considers reliable.

(iii)

If such stock, security or other property is not traded as set forth above, the Fair Market Value of such stock, security or other property will be determined in good faith by the Board of Directors; provided, that if such determination is objected to by the Holder of this Warrant, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by such Holder.  In the event the Fair Market Value determination of such appraiser (A) does not exceed the Fair Market Value as determined by the Board of Directors by at least 10%, then the fees and expenses of such appraiser shall be paid by the objecting Holder; (B) exceeds the Fair Market Value as determined by the Board of Directors by at least than 10%, then the fees and expenses of such appraiser shall be paid by the Company.

(s)

“Holder” shall mean, initially, the Initial Holder and thereafter any Person that is or Persons that are the registered holder(s) of this Warrant or the Warrant Stock as registered on the books of the Company.

(t)

“Initial Holder” shall have the meaning given in the first paragraph of this Warrant.

(u)

“Notice of Exercise” shall have the meaning given in Section 2(a).

(v)

“Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

(w)

“Qualified IPO” shall mean an underwritten initial public offering of shares of Common Stock pursuant to a registration statement under the Securities Act with either (A) aggregate gross proceeds to the Company of at least $25,000,000 or (B) an implied equity value of the Company of at least $100,000,000.

(x)

“Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

(y)

“Securities Act” shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

(z)

“Security Holders Agreement” shall mean the Security Holders Agreement, dated as of August 17, 2005, by and among the Company and the stockholders party thereto, as amended.

(aa)

“Voting Common Stock” shall mean shares of Common Stock designated as voting Common Stock under the Company’s Certificate of Incorporation, as amended.

(bb)

A “Warrant Share” shall constitute initially one (1) share of the Company’s Voting Common Stock and thereafter shall constitute such number of shares (including any fractional shares) of Voting Common Stock or other securities as shall result from the adjustments specified in Section 4.

Section 2.

Exercise of Warrant.

(a)

Method of Exercise.  The Holder of this Warrant may, at any time and from time to time on or after the Commencement Date and on or before the Expiration Date, exercise this Warrant in whole or in part for any number of Warrant Shares that such Holder is entitled to purchase hereunder.  The Holder may exercise this Warrant by delivering to the Company a duly executed Notice of Exercise in substantially the form attached as Exhibit A hereto (the “Notice of Exercise”) at the Company’s office maintained pursuant to Section 15 for such purpose.  If there is more than one applicable Exercise Price for Warrant Shares issuable hereunder, the Notice of Exercise shall specify the number of Warrant Shares Holder is electing to purchase at each such Exercise Price.  The Notice of Exercise shall be accompanied by this Warrant and the Holder shall pay the aggregate Exercise Price for the Warrant Shares then being purchased.  The Exercise Price may be paid at the Holder’s election either by check or wire transfer or by net exercise pursuant to Section 2(b).

(b)

Net Exercise Election.  The Holder may elect to exercise this Warrant in whole or in part, without the payment by the Holder of any additional consideration, by the surrender of this Warrant with the net exercise election selected in the Notice of Exercise executed by the Holder, into the number of Warrant Shares that is obtained under the following formula:

X	=	Y1 (A-B1)	+	Y2 (A-B2)
		A		A

Where:	X	=	the number of Warrant Shares to be issued to the Holder pursuant to this Section 2(b);
	Yi	=	the number of Warrant Shares as to which this Warrant is then being exercised at the applicable Exercise Price Bi;
	A	=	the Fair Market Value of one Warrant Share as of the time the Notice of Exercise is delivered; and
	Bi	=	the applicable Exercise Price.

(c)

Delivery of Certificate and New Warrant.  Promptly after delivery of this Warrant, the Notice of Exercise and the aggregate Exercise Price for the Warrant Shares being purchased, the Company shall cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable Warrant Shares (except that such Warrant Shares may be assessable to the extent of the difference between the exercise price of $.00001 and the par value thereof, which is $.01) issuable upon such exercise.  The stock certificate or certificates for the Warrant Shares so delivered shall be in such denominations as may be specified in the Notice of Exercise and shall be registered in the name of the Holder or, subject to Section 10, such other name or names as shall be designated in the Notice of Exercise.  Such certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares, including to the extent permitted by law the right to vote such Warrant Shares or to consent or to receive notice as a stockholder of the Company, as of the time the Notice of Exercise is delivered to the Company as aforesaid.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares then purchased, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase the remaining Warrant Shares called for by this Warrant at the applicable Exercise Prices, which new Warrant shall in all other respects be identical with this Warrant.

(d)

Validity of Warrant Shares.  All Warrant Shares issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable (except that such Warrant Shares may be assessable to the extent of the difference between the exercise price of $.00001 and the par value thereof, which is $.01), and free from all liens and other encumbrances thereon.

(e)

No Fractional Shares.  The Company shall not issue certificates for fractional shares of stock upon any exercise of this Warrant whenever, in order to implement the provisions of this Warrant, the issuance of such fractional shares is required.  Upon such exercise, in lieu of any fractional share, the Company shall pay cash equal to the Fair Market Value of one share multiplied by such fraction.

Section 3.

Transfer.

(a)

Method of Transfer.  Subject to Section 10, this Warrant and all rights hereunder are transferable on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 15, together with (a) a duly executed written assignment in substantially the form attached as Exhibit B hereto (the “Assignment Form”), and (b) payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer.  Upon such surrender, execution and payment, the Company shall, subject to Section 10, execute and deliver a new Warrant in the name of the assignee and this Warrant shall promptly be canceled.  This Warrant, if properly assigned in compliance with this Section 3 and Section 10, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

(b)

Compliance with Securities Laws.  This Warrant may not be transferred or assigned without compliance with Section 10 hereof and all applicable federal and state securities laws by the transferor and the transferee.  Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c)

Warrant Register.  The Company agrees to maintain books for the registration and transfer of this Warrant at the office of the Company maintained for such purpose pursuant to Section 15.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant register, issuing the securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.  Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

Section 4.

Adjustment of Warrant Shares or Exercise Price.  The number of Warrant Shares, and the applicable Exercise Prices, shall be subject to adjustment from time to time as set forth in this Section 4.  If there is more than one applicable Exercise Price for the Warrant Shares issuable hereunder, then the adjustments required by this Section 4 shall be performed separately with respect to each such Exercise Price and the Warrant Shares issuable at each such Exercise Price.

(a)

Stock Dividends, Subdivisions and Combinations.  In case at any time or from time to time the Company shall:

(i)

take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

(ii)

subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)

combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of Warrant Shares immediately after the happening of any event described in clauses (i) through (iii) above (a “Common Stock Event”) shall be adjusted so as to consist of the number of shares of Common Stock that the Holder would have been entitled to receive had the Holder owned the Warrant Shares of record immediately prior to the happening of such Common Stock Event.

(b)

Merger, Consolidation or Disposition of Assets.  In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation, the successor or acquiring corporation shall expressly assume this Warrant and the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder and thereunder, subject to such modification as shall be necessary to provide for adjustments of Warrant Shares which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4.  If, pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation that the Holder would have been entitled to receive had the Holder owned the Warrant Shares of record immediately prior to such merger, consolidation or disposition of assets.  If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants, options or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Company in lieu of or in addition to common stock of the successor or acquiring corporation, there shall be either, at the Holder’s option:

(i)

an adjustment in the number of Warrant Shares to that number determined by multiplying the number of Warrant Shares immediately prior to such adjustment by a fraction (x) the numerator of which shall be the applicable Exercise Price at the date of such merger, consolidation or disposition, and (y) the denominator of which shall be the applicable Exercise Price minus the amount of any such cash and the Fair Market Value of any and all such shares of stock, securities or other property that the Holder would have been entitled to receive had the Holder owned one (1) Warrant Share of record immediately prior to the happening of such event, or

(ii)

a distribution to the Holder of such cash, shares of stock or other securities or property that the Holder would have been entitled to receive had the Holder owned the Warrant Shares of record immediately prior to the happening of such event.

(c)

Reclassification.  Should the Company’s Common Stock be reclassified into another class or series of capital stock (“Conversion Stock”), then the number of Warrant Shares for which this Warrant is exercisable shall immediately be that number of shares of Conversion Stock equal to the number of shares that the Holder would have been entitled to receive had the Holder owned the Warrant Shares of record immediately prior to such reclassification.

(d)

Qualified IPO.  To the extent that 26,879,946 shares (as such shares are presently constituted, subject to proportional adjustment for any stock split or combination or reclassification) (the “Assumed Equity Plan Shares”) exceeds the actual number of shares of the Company’s Common Stock (or options, warrants or rights therefor) that have been issued pursuant to the Company’s equity incentive or benefits plan prior to the occurrence of a Qualified IPO (excluding any such securities that are being issued upon consummation of such Qualified IPO, the “Actual Equity Plan Shares”), then the number of Warrant Shares for which this Warrant is exercisable shall be adjusted appropriately such that (excluding, only for the purposes of such calculation, the effects of any other adjustments to the number of Warrant Shares under this Section 4) one Warrant Share represents upon the Qualified IPO the same proportion of the fully-diluted equity of the Company that such Warrant Share would have represented on the date of issuance of this Warrant had the Actual Equity Plan Shares (rather than the Assumed Equity Plan Shares) been deemed issued on the date of issuance of this Warrant.

(e)

Certain Adjustments of Applicable Exercise Price.  If the number of Warrant Shares is adjusted pursuant to Section 4(a), Section 4(b), Section 4(c) or Section 4(d), the applicable Exercise Price shall be proportionately increased or decreased, as applicable, as follows:  the applicable Exercise Price following the adjustment to the number of Warrant Shares shall equal such Exercise Price prior to such adjustment multiplied by a fraction (i) the numerator of which is the number of Warrant Shares immediately prior to such adjustment and (ii) the denominator of which is the number of Warrant Shares immediately following such adjustment.

(f)

Sale of Shares Below Applicable Exercise Price.

(i)

Adjustment Formula.  Subject to the provisions of this Section 4(f), if at any time or from time to time after the Commencement Date the Company issues or sells, or is deemed by the provisions of this Section 4(f) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a Common Stock Event as provided in Section 4(a), or a recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or other change as provided in Section 4(b) or Section 4(c), for an Effective Price that is less than the applicable Exercise Price for the Warrant Shares in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case

(1)

such Exercise Price shall be adjusted, as of the close of business on the date of such issue or sale, to the amount obtained by multiplying such Exercise Price by a fraction:

(A)

the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale of Additional Shares of Common Stock plus (y) the quotient obtained by dividing the Aggregate Consideration Received by the Company for the total number of Additional Shares of Common Stock so issued and/or sold (and/or deemed so issued and sold) by the applicable Exercise Price in effect immediately prior to such issue or sale; and

(B)

the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale (or deemed issue or sale) plus (y) the number of Additional Shares of Common Stock so issued or sold (and/or deemed so issued and sold).

and

(2)

the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of Warrant Shares so purchasable immediately prior to such issue or sale (or deemed issue or sale) by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (1) of this Section 4(f)(i) and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(ii)

Deemed Issuances.  For the purpose of making any adjustment to the applicable Exercise Price required under this Section 4(f), if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses and assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time) is less than the applicable Exercise Price then in effect, then the Company shall be deemed to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(A)

if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

(B)

if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

(C)

if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the applicable Exercise Price, as adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock upon the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities.  If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the applicable Exercise Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the applicable Exercise Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities.

(g)

Adjustment is Cumulative.  The provisions of this Section 4 shall similarly apply to successive Common Stock Events, mergers, consolidations, dispositions, reclassifications, sales of shares below the applicable Exercise Price or other applicable events.

(h)

No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, and shall at all times in good faith assist in carrying out of all the provisions of this Section 4 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 4 against impairment.

Section 5.

Notice to the Holder.

(a)

Notice of Adjustment.  Whenever the number of Warrant Shares, or the applicable Exercise Price shall be adjusted pursuant to Section 4, the Company shall promptly deliver to the Holder a certificate signed by an officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the Fair Market Value, as determined by the Board of Directors or by appraisal (if applicable), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4(b)) and specifying the number of Warrant Shares at each applicable Exercise Price and (if such adjustment was made pursuant to Section 4(c)) describing the number and kind of any other shares of stock comprising the Warrant Shares, and any change in the applicable Exercise Price thereof, after giving effect to such adjustment or change.  The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 15, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours, upon reasonable notice, by the Holder of this Warrant or any prospective purchaser of this Warrant designated by the Holder.

(b)

Notice of Certain Corporate Action.  In case the Company shall propose to (i) pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a cash dividend), (ii) effect any capital reorganization, (iii) effect any consolidation, merger or sale, organic change, transfer or other disposition of all or substantially all of its property, assets or business, (iv) effect the liquidation, dissolution or winding up of the Company, (v) effect a Qualified IPO, then in each such case, at least thirty (30) days before such action (or, in the case of a Qualified IPO, at least thirty (30) days before the filing of a registration statement pertaining to such Qualified IPO), the Company shall deliver to the Holder a written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, organic change, transfer, disposition, liquidation, dissolution, winding up or Qualified IPO is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Warrant Shares and the number and kind of any other shares of stock which will comprise Warrant Shares, and the applicable Exercise Price thereof, after giving effect to any adjustment which will be required as a result of such action.

Section 6.

Reservation of Warrant Shares.  The Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Voting Common Stock or other stock comprising Warrant Shares as will be sufficient to permit the exercise in full of this Warrant.  All shares of Voting Common Stock or other stock which shall be so issuable, when issued upon exercise of this Warrant or upon such conversion, as the case may be, shall be duly and validly issued, fully-paid and nonassessable (except that such Voting Common Stock may be assessable to the extent of the difference between the exercise price of $.00001 and the par value thereof, which is $.01).

Section 7.

Taking of Record; Stock and Warrant Transfer Books.  In the case of all dividends or other distributions by the Company to the holders of its stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.  The Company will not at any time, except upon dissolution, liquidation or winding up or as otherwise may be required by law, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

Section 8.

Taxes.  The Company will pay all taxes (other than federal, state, local or foreign income taxes) which may be payable in connection with the execution and delivery of this Warrant or the issuance and sale of the Warrant Shares hereunder or in connection with any modification of any such securities and will indemnify and hold the Holder harmless without limitation as to time against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The obligations of the Company under this Section 8 shall survive any redemption, repurchase or acquisition of any such Warrant Shares by the Company.

Section 9.

Security Holders Agreement.  Unless the Holder already is a party to the Security Holders Agreement, upon the first exercise of this Warrant or receipt of Warrant Shares of the Company hereunder, the Holder shall (a) become a party to the Security Holders Agreement as an “Other Security Holder” with respect to all shares of Common Stock held by it and (b) as such, be entitled to exercise all applicable rights under the Security Holders Agreement and be subject to all applicable obligations imposed by the Security Holders Agreement.

Section 10.

Restrictions on Transferability.  The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party (other than an Affiliate of such Holder), and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.  Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party (other than an Affiliate of such Holder), for investment, and not with a view toward distribution or resale.

Section 11.

Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the aggregate Exercise Price of the Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 12.

Loss or Destruction of Warrant Certificates.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 13.

Rights of Stockholders.  Subject to Section 4 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Voting Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

Section 14.

Amendments.  The terms of this Warrant may be amended, and the observance of any term therein may be waived, but only with the written consent of the Holder of this Warrant.

Section 15.

Office of the Company.  So long as this Warrant remains outstanding, the Company shall maintain an office where this Warrant may be presented for exercise, transfer, division or combination as provided in this Warrant.  Such office shall be at 6800 Broken Sound Parkway, Suite 100, Boca Raton, FL 33487, unless and until the Company shall designate and maintain some other office for such purposes and deliver written notice thereof to the Holder of this Warrant.

Section 16.

Notices Generally.

(a)

All communications (including all required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent,

(i)

if to the Initial Holder, to [                ], Attn:  [                ], Facsimile:  [        ], or at such other address as such Initial Holder may have furnished in writing to the Company, or

(ii)

if to any other Person who is the Holder of this Warrant or the Warrant Stock, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

(b)

Any notice shall be deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (c) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt.

Section 17.

Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflict of laws provisions thereof).

[signature page follows]

[SIGNATURE PAGE TO AMENDED AND RESTATED WARRANT]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be signed in its name by its duly authorized officer.

Dated:

PENTHOUSE MEDIA GROUP INC.,

a Nevada corporation

By:

Name:

Title:

EXHIBIT A

NOTICE OF EXERCISE

(to be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases an aggregate of                                  Warrant Shares of Penthouse Media Group Inc., a Nevada corporation, purchasable with this Warrant, as follows:

(Indicate number of Warrant Shares at each applicable Exercise Price:)

                       Warrant Shares at $                   per Warrant Share; and

                       Warrant Shares at $                   per Warrant Share.

(Initial applicable method:)

a.

The undersigned tenders herewith payment of the total purchase price of such Warrant Shares in full, pursuant to a check or wire transfer, in the amount of $             .

b.

The undersigned hereby makes the net exercise election pursuant to Section 2(b) of the Warrant.  This conversion is exercised with respect to                  Warrant Shares covered by the Warrant, resulting in a net total of                  Warrant Shares being issued to the undersigned.

Please issue a certificate or certificates representing the Warrant Shares hereby purchased (and any securities or other property issuable upon such exercise) in the name of and delivered to                                                  whose address is                                                                                                       .

Dated:

(Signature of Registered Owner)

(Street Address)

(City)

(State)

(Zip Code)

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant:

Name and Address of Assignee

and does hereby irrevocably constitute and appoint

                                                             Attorney to make sure transfer occurs on the books of Penthouse Media Group Inc., a Nevada corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature

Witness

NOTICE:

The signature to the assignment must correspond with the name as written upon the face of the Warrant in every particular instance, without alteration or enlargement or any change whatsoever.